Escrow No. 513032                                           Conformed Copy
 Recording requested by and
 when recorded return to:                                    Exhibit 10.4

 Thomas Y. Coleman, Esq.                                     Doc# 13735220
 Orrick, Herrington & Sutcliffe                              6/10/1997 2:45pm
 Old Federal Reserve Bank Building
 400 Sansome Street
 San Francisco, California  94111

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                           FACILITY 2 LEASE AGREEMENT

              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING




                                     BETWEEN


                             NOVELLUS SYSTEMS, INC.


                                       AND


                         LEASE PLAN NORTH AMERICA, INC.






                                  JUNE 9, 1997



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


                                 LEASE AGREEMENT

                                TABLE OF CONTENTS


SECTION I. INTERPRETATION

1.01. DEFINITIONS_________________________________________________________2

1.02. RULES OF CONSTRUCTION_______________________________________________2

SECTION II. BASIC PROVISIONS

2.01. LEASE OF THE FACILITY 2 PROPERTY____________________________________2

2.02. TERM________________________________________________________________2

2.03. RENT________________________________________________________________3

2.04. USE_________________________________________________________________5

2.05. "AS IS" LEASE_______________________________________________________5

2.06. NATURE OF TRANSACTION_______________________________________________5

2.07. SECURITY, ETC_______________________________________________________6

SECTION III. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS

3.01. MAINTENANCE, REPAIR, ETC____________________________________________8

3.02. RISK OF LOSS________________________________________________________9

3.03. INSURANCE___________________________________________________________9

3.04. CASUALTY AND CONDEMNATION__________________________________________12

3.05. TAXES______________________________________________________________15

3.06. ENVIRONMENTAL MATTERS______________________________________________16

3.07. LIENS, EASEMENTS, ETC______________________________________________17

3.08. SUBLETTING_________________________________________________________18

3.09. UTILITY CHARGES____________________________________________________18

3.10. REMOVAL OF FACILITY 2 PROPERTY_____________________________________18

3.11. COMPLIANCE WITH GOVERNMENTAL RULES AND INSURANCE REQUIREMENTS______19

3.12. PERMITTED CONTESTS_________________________________________________19

3.13. LESSOR OBLIGATIONS; RIGHT TO PERFORM LESSEE OBLIGATIONS____________19

3.14. INSPECTION RIGHTS__________________________________________________20

SECTION IV. EXPIRATION DATE

4.01. TERMINATION BY LESSEE PRIOR TO SCHEDULED EXPIRATION DATE___________20

4.02. SURRENDER OF FACILITY 2 PROPERTY___________________________________20

4.03. HOLDING OVER_______________________________________________________20

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SECTION V. DEFAULT

5.01. EVENTS OF DEFAULT__________________________________________________20

5.02. GENERAL REMEDIES___________________________________________________23

5.03. LEASE REMEDIES_____________________________________________________24

5.04. LOAN REMEDIES______________________________________________________25

5.05. REMEDIES CUMULATIVE________________________________________________28

5.06. NO CURE OR WAIVER__________________________________________________28

5.07. EXERCISE OF RIGHTS AND REMEDIES____________________________________28

SECTION VI.

MISCELLANEOUS

6.01. NOTICES____________________________________________________________28

6.02. WAIVERS; AMENDMENTS________________________________________________28

6.03. SUCCESSORS AND ASSIGNS_____________________________________________29

6.04. NO THIRD PARTY RIGHTS______________________________________________29

6.05. PARTIAL INVALIDITY_________________________________________________29

6.06. GOVERNING LAW______________________________________________________29

6.07. COUNTERPARTS_______________________________________________________29

6.08. NATURE OF LESSEE'S OBLIGATIONS_____________________________________29

EXHIBITS

         A(1)     Facility 2 Land (2.01(a))
         A(2)     Facility 1 Land (2.01(b))
         B        Related Goods (2.01(c))
         B1       Supplement to Exhibit B To Lease Agreement
                  Attachment 1to Supplement to Exhibit B

SCHEDULES

         1        Hazardous Materials used on the Facility 2 Property

                                      iii


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                           FACILITY 2 LEASE AGREEMENT
              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


         THIS LEASE AGREEMENT, CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of June 9, 1997 is entered into by and between:

                  (1) Novellus Systems, Inc., a California corporation ("Lessee"); and

                  (2) LEASE PLAN NORTH AMERICA, INC., an Illinois corporation ("Lessor").


                                    RECITALS

         A. Lessee has requested Lessor and the financial institutions which are "Participants" under the Participation Agreement referred to in Recital B below (such financial institutions to be referred to collectively as the "Participants") to provide to Lessee a certain lease facility pursuant to which:

                  (1) Lessor would (a) purchase certain parcels of real property and certain improvements and personal property designated by Lessee located on such real property and on other real property, (b) lease such real and personal property to Lessee as and when acquired by Lessor, (c) appoint Lessee as Lessor's agent to make certain improvements on certain of the parcels of real property, (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such parcels of real property; and

                  (2) The Participants would participate in such lease facility by (a) funding the purchase prices and other advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

         B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

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SECTION I.        INTERPRETATION.

         1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

         1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION II.       BASIC PROVISIONS.

         2.01. Lease of the Facility 2 Property. Subject to the acquisition thereof by Lessor pursuant to the Participation Agreement and applicable Acquisition Agreements either as of the date hereof or during the term hereof, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Facility 2 Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

                  (a) All lots, pieces, tracts and parcels of land described in Exhibit A(1) together with such additional parcels of real property as may be added to Exhibit A(1) from time to time during the term hereof (the "Facility 2 Land");

                  (b) All Improvements located on the Facility 2 Land and on the lots, pieces and parcels of land described in Exhibit A(2), together with such additional parcels of real property as may be added to Exhibit A(2) from time to time during the term hereof (the "Facility 1 Land") and all Appurtenant Rights;

                  (c) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements; and

                  (d) All accessions and accretions to and replacements and substitutions for the foregoing.

         2.02.    Term.

                  (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on the first Business Day of June, 2002 (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

                  (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect at any time for an additional period of three (3) years, as provided in Subparagraph 2.09(b) of the Participation Agreement. If Lessor and each Participant consents to such a request in accordance with such provision, the definition of "Scheduled Expiration Date" set forth in Subparagraph 2.02(a) shall be deemed extended to the date which is the first business day of June, 2005. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

         2.03.    Rent.

                  (a)      Base Rent.

                       (i) Lessee shall pay as base rent hereunder ("Base Rent")
                  for each Rental Period (or portion thereof) an amount equal to the sum of the following:

                                    (A) The product of (1) the Rental Rate for
                           such Rental Period, times (2) the Outstanding Lease Amount under Facility 2 on the first day of such Rental Period (which shall include any Advance under Facility 2 made on the first day of such Rental Period), times (3) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360; and

                                    (B) If Lessor makes an Advance under
                           Facility 2 (other than any Advance on the Closing
                           Date) during such Rental Period on any day other than the first day of such Rental Period, the product of
                           (1) the LIBOR Rental Rate for the Stub Period if the Stub Period is greater than seven (7) days or the Alternate Rental Period for the Stub Period if the Stub Period is Seven (7) days or less, times (2) the amount of such Advance, times (3) a fraction, the numerator of which is the number of days in such Stub Period and the denominator of which is 360.

                  If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                       (ii) The Term shall consist of the following rental
                  periods (individually, a "Rental Period"):

                                            (A) The period which begins on the
                           Commencement Date and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs;

                                            (B) Each successive period
                           thereafter which begins on the last day of the immediately preceding Rental Period and ends one (1) month thereafter on the first Business Day of a calendar month through and including the Commitment Termination Date; and

                                            (C) Each successive period
                           thereafter which begins on the last day of the immediately preceding Rental Period and ends one
                           (1), two (2), three (3) or six (6) months thereafter, as determined in accordance with this clause (ii), on the first Business Day of a calendar month through and including the Scheduled Expiration Date.

                  Lessee may select a Rental Period of one (1), two (2), three
                  (3) or six (6) months for the Rental Period which begins on the Commitment Termination Date or for any Rental Period thereafter by delivering to Lessor, at least three (3) Business Days prior to the first day of such Rental Period, a written notice of such selection (a "Notice of Rental Period Selection"); provided, however, that (1) each Rental Period shall begin and end on the first Business Day of a calendar month, (2) no Rental Period shall end after the Scheduled Expiration Date, (3) no Rental Period shall be longer than one
                  (1) month if a Default has occurred and is continuing on the date three (3) Business Days prior to the first day of such Rental Period and (4) each Rental Period for which Lessee fails to make a selection in accordance with this clause (ii) shall be one (1) month. Each Notice of Rental Period Selection shall be delivered by first-class mail or facsimile as required by Subparagraph 2.02(a) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                       (iii) The rental rate for each Rental Period ("Rental
                  Rate") shall be the LIBOR Rental Rate for such Rental Period, except as follows:

                                    (A) If the Commencement Date is not the
                           first Business Day of a month, the Rental Rate for the first Rental Period (which begins on the Commencement Date) shall be the LIBOR Rental Rate for the Stub Period for the Acquisition Advance made on the Commencement Date if such Stub Period is greater than seven (7) days or the Alternate Rental Rate for such Stub Period if such Stub Period is seven (7) days or less;

                                    (B) The Rental Rate applicable during any
                           Stub Period to that portion of the Outstanding Lease Amount under Facility 2 equal to the Acquisition Advance made on the first day of such Stub Period shall be the LIBOR Rental Rate for such Stub Period if such Stub Period is greater than seven (7) days or the Alternate Rental Rate for such Stub Period if such Stub Period is seven (7) days or less: and

                                    (C) The Rental Rate for any Rental Period
                           (or portion thereof) during which the LIBOR Rental Rate is unavailable pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement shall be the Alternate Rental Rate.

                      (iv) Lessee shall pay Base Rent in arrears on (A) the last day of each Rental Period and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) the Expiration Date.

                 (b) Supplemental Rent. Lessee shall pay as supplemental rent hereunder ("Supplemental Rent") all amounts (other than Base Rent, the purchase price payable by Lessee for any purchase of the Facility 2 Property by Lessee pursuant to the Facility 2 Purchase Agreement and the Residual Value Guaranty Amount and Indemnity Amount payable under the Facility 2 Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents. Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, upon the demand of Lessor or any other Person to whom such amount is payable.

         2.04. Use. Lessee may use the Facility 2 Property for office, research and development, warehouse and manufacturing purposes, and for any other purpose which is in compliance with applicable zoning laws and ordinances for the Facility 2 Property.

         2.05. "As Is" Lease. Lessee has conducted, or will conduct from time to time with regard to Facility 2 Property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Facility 2 Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Facility 2 Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Facility 2 Property, including (a) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term); (b) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (d) the availability or adequacy of utilities and other services to the Facility 2 Property; (e) any latent, hidden or patent defect in the Facility 2 Property; (f) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

         2.06. Nature of Transaction. As more fully provided in Paragraph 2.10 of the Participation Agreement, Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease for accounting purposes and a loan secured by the Facility 2 Property for all other purposes, including federal, state and local income tax purposes and commercial, real estate and bankruptcy law purposes.

     2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

                  (a) Real Property Security. As security for the Lessee Obligations, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, in trust for the benefit of the Lessor Parties, with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following Facility 2 Property, whether now owned or hereafter acquired, (collectively, the "Real Property Collateral"):

                       (i) The Facility 2 Land, all Improvements to the Facility 2 Land and the Facility 1 Land and all Appurtenant Rights;

                      (ii) All Subleases and Issues and Profits to the extent
                  that such Subleases and Issues and Profits constitute real property;

                       (iii) All Related Goods, Related Agreements and Related
                   Permits to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;

                       (iv) All other Facility 2 Property to the extent such
                   property constitutes real Property; and

                       (v) All proceeds of the foregoing, including Casualty and Condemnation Proceeds.

                  (b) Personal Property Security. As security for the Lessee Obligations, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following Property, whether now owned or hereafter acquired, (collectively, the "Personal Property Collateral"):

                       (i) All Subleases and Issues and Profits to the extent such Subleases and Issues and Profits constitute personal property;

                       (ii) All Related Goods, Related Agreements and Related
                   Permits to the extent such Related Goods, Related Agreements and Related Permits constitutes personal property;

                     (iii) All deposit accounts, instruments, investment
                  Facility 2 Property and monies held by any Lessor Party in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account but excluding

                  Cash Collateral held by any Lessor Party pursuant to the Cash Collateral Agreement);

                      (iv) All other Facility 2 Property to the extent such
                  Facility 2 Property constitutes personal property;

                       (v) All proceeds of the foregoing, including Casualty and Condemnation Proceeds. (Cash Collateral held by Lessor Parties pursuant to the Cash Collateral Agreement secures only the Lessee Obligations under the Purchase Agreement.) This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods which are or are to become fixtures on the Facility 2 Land or Improvements.

                  (c) Absolute Assignment of Subleases, Issues and Profits. Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment, not an assignment for security purposes only, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Facility 2 Property.

                       (i) Until the occurrence of an Event of Default, Lessee
                  shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence of an Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other party and without taking possession of the Facility 2 Property. All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

                      (ii) The foregoing irrevocable assignment shall not cause
                  any Lessor Party to be (A) a mortgagee in possession; (B) responsible or liable for (1) the control, care, management or repair of the Facility 2 Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Facility 2 Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Facility 2 Property, or (4) any negligence in the management, upkeep, repair or control of the Facility 2 Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful disregard on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or
                  (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the subleases.



SECTION III.      OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

         3.01.    Maintenance, Repair, Etc.

                  (a) General. Lessee shall not permit any waste of the Facility 2 Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Facility 2 Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Facility 2 Property and in compliance with prudent industry practice.

                  (b) New Improvements. Lessee shall make or cause to be made all of the New Improvements authorized and required by the Construction Agency Agreement in accordance with the Construction Agency Agreement.

                  (c) Other Modifications. Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Facility 2 Property and substitutions and replacements therefor (collectively, "Modifications") in addition to the New Improvements; provided that:

                       (i) No Modification impairs the value, utility or useful
                  life of the Facility 2 Property or any part thereof from that which existed immediately prior to such Modification;

                      (ii) All Modifications are made expeditiously and, in all
                  cases, completed not later than six (6) months prior to the Scheduled Expiration Date; provided, however, in the event that Lessee shall have exercised either the Term Purchase Option or the Expiration Purchase Option the foregoing six (6) month limitation shall not be applicable;

                     (iii) All Modifications are made in a good and workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                      (iv) Subject to Paragraph 3.12 relating to permitted
                  contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
                  (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B) six (6) months prior to the Scheduled Expiration Date; provided, however, in the event that Lessee shall have exercised either the Term Purchase Option or the Expiration Purchase Option the foregoing six (6) month limitation shall not be applicable;

                       (v) At least one (1) month prior to the commencement of
                  (y) any Modifications which are anticipated to cost $1,000,000 or more in the aggregate, or (z) any Modifications which cause the total of all Modifications undertaken during the previous twelve month period to exceed an aggregate cost of $2,500,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant, a brief written description of such Modifications; and

                      (vi) All Modifications otherwise comply with this
                  Agreement and the other Operative Documents.

                  (d) Abandonment. Lessee shall not abandon the Facility 2 Property or any material portion thereof for any period in excess of thirty (30) consecutive days during the term hereof, except as a part of any New Improvements or Modifications as permitted herein.

                  (e) Maintenance. Lessee shall maintain the Facility 2 Property and each material portion thereof in a manner consistent with other similar properties in the San Jose area, except as a part of any New Improvements or Modifications as permitted herein

         3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 2 Property and all liability for all personal injuries and deaths and damages to Facility 2 Property suffered by any Person on or in connection with the Facility 2 Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 2 Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party. Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Facility 2 Property as a result of any such event.

         3.03.    Insurance.

                  (a) Coverage. Lessee, at its sole cost and expense, shall carry and maintain the following insurance coverage:

                       (i) At all times during the Term, commercial liability
                  insurance covering claims for injuries or death sustained by persons or damage to Facility 2 Property while on the Facility 2 Property, and workers' compensation insurance;

                      (ii) At all times during the Term, property insurance
                  covering loss or damage by fire, flood, earthquake and other risks in an amount not less than the then current replacement cost of the Improvements on the Facility 2 Property, provided that any property insurance for fire, flood and other risks shall not be required to cover the cost of foundations and underground improvements but any earthquake policy or coverage shall cover foundations and underground improvements. Earthquake insurance shall be required only if it is commercially reasonably available, as reasonably determined by Lessor and Required Participants. The amount of earthquake insurance coverage shall be the lesser of $35,000,000 or 37.5% of the value of the Improvements. Lessee shall obtain and provide to Lessor and the Agent evidence of such earthquake insurance within thirty (30) days after the Closing Date.

                     (iii) During the construction of any Improvements,
                  builders' risk insurance covering fire, flood, earthquake and other normal insured risks; and

                      (iv) At all times during the Term as appropriate, such
                  other insurance of the types customarily carried by a reasonably prudent Person owning or operating properties similar to the Facility 2 Property in the same geographic area as the Facility 2 Property.

         Except as otherwise specifically required above, such insurance shall be in amounts, in a form and with deductibles approved by Lessor, which approval shall not be unreasonably withheld.

                  (b) Carriers. Any insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (i) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least 8 from A.M. Best and Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (ii) is otherwise approved by Lessor and Required Participants.

                  (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                      (i) Lessor and the Agent shall be named as additional
                  insured, in the case of each policy of liability insurance, or additional loss payee, in the case of each policy of Facility 2 Property insurance.

                      (ii) In respect of the interests of Lessor in the policy,
                  the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Facility 2 Property while under contract with Lessee to perform maintenance, repair, alteration or similar work on the Facility 2 Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.

                      (iii) If the insurance policy is canceled for any reason
                  whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                      (iv) No Lessor Party shall have any obligation or
                  liability for premiums, commissions, assessments, or calls in connection with the insurance.

                      (v) The insurer shall waive any rights of set-off or
                  counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                      (vi) The insurance shall be primary without right of
                  contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Facility 2 Property.

                      (vii) The insurer shall waive any right of subrogation
                  against any Lessor Party.

                      (viii) All provisions of the insurance, except the limits
                  of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                      (ix) The insurance shall not be invalidated should Lessee
                  or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessee Party or Lessor, as the case may be, or any other Person having any interest in the Facility 2 Property.

                      (x) All insurance proceeds in respect of any loss or
                  occurrence with a value of less than two million five hundred thousand dollars ($2,500,000) shall be paid to and adjusted solely by Lessee. All other losses shall be adjusted jointly by Lessor and Lessee with all proceeds for losses in excess of two million five hundred thousand dollars ($2,500,000) paid to Lessor, subject to the applicable provisions of the Operative Documents, except from and after the date on which the insurer receives written notice from Lessor that an Event of Default exists (and unless and until such insurer receives written notice from Lessor that all Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                      (xi) Each policy shall contain a standard form mortgage
                  endorsement in favor of Lessor.

                  (d) Evidence of Insurance. Lessee, at its sole cost and expense, shall furnish to Lessor from time to time upon the request of Lessor such certificates or other documents as Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

                  (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03 notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

         3.04.    Casualty and Condemnation.

                  (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Casualty affecting, or the institution of any proceedings for the Condemnation of, the Facility 2 Property or any portion thereof.

                  (b) Repair or Purchase Option. After the occurrence of any Casualty or Condemnation affecting the Facility 2 Property or any portion thereof, Lessee shall either (i) repair and restore the Facility 2 Property as required by Subparagraph 3.04(c) or (ii) exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Facility 2 Property if an Event of Default has occurred and is continuing unless Lessor and the Required Participants shall consent in writing. Not later than one (1) month after the occurrence of any Casualty or Condemnation, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Facility 2 Property

                  (c) Repair and Restoration. If Lessee elects to repair and restore the Facility 2 Property following any Casualty or Condemnation, Lessee shall diligently proceed to repair and restore the Facility 2 Property to the condition in which it existed immediately prior to such Casualty or Condemnation and shall complete all such repairs and restoration not later than the earlier of (y) one (1) year after the occurrence of the Casualty or Condemnation, and (z) six (6) months prior to the Scheduled Expiration Date. Lessee shall use its own funds to make such repairs and restoration, except to the extent any

         Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to the following conditions:

                       (i) Deposit in a deposit account acceptable to and
                  controlled by Lessor (a "Repair and Restoration Account") of funds (including any Casualty and Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period);

                      (ii) The establishment of an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender; and

                     (iii) The delivery to Lessor of the following within ninety
                  (90) days after the occurrence of such Casualty or Condemnation, each in form and substance acceptable to Lessor:

                                    (A) Evidence that the Facility 2 Property
                           can, in Lessor's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or partial Condemnation causing the loss or damage within the earlier to occur of (A) one (1) year after the Casualty and Condemnation, and
                           (B) six (6) months prior to the Scheduled Expiration Date;

                                    (B) Evidence that all necessary governmental
                           approvals can be timely obtained to allow the rebuilding and reoccupancy of the Facility 2 Property;

                                    (C) Copies of all plans and specifications
                           for the work;

                                    (D) Copies of all contracts for the work,
                           signed by a contractor reasonably acceptable to Lessor;

                                    (E) A cost breakdown for the work;

                                    (F) A payment and performance bond for the
                           work or other security satisfactory to Lender;

                                    (G) Evidence that, upon completion of the
                           work, the size, capacity and total value of the Facility 2 Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                                    (H) Evidence of satisfaction of any
                           additional conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

                  All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Facility 2 Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

                  (d) Prosecution of Claims for Casualty and Condemnation Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in Section 3.03(c)(x), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

                  (e) Assignment of Casualty and Condemnation Proceeds. Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto and agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor, except as otherwise provided in Section 3.03(c)(x). Except as otherwise provided in Section 3.03(c)(x), Lessee hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

                  (f)      Use of Casualty and Condemnation Proceeds.

                       (i) If (A) no Event of Default has occurred and is
                  continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs 3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall release any Casualty and Condemnation Proceeds to Lessee for repair or restoration of the Facility 2 Property, but may condition such release and use of the Casualty and Condemnation Proceeds upon deposit of the Casualty and Condemnation Proceeds in a Repair and Restoration Account. Lessor shall have the option, upon the completion of such restoration of the Facility 2 Property, to apply any surplus Casualty and Condemnation Proceeds remaining after the completion of such restoration to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured.

                      (ii) If (A) an Event of Default has occurred and is
                  continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing use of Casualty and Condemnation Proceeds, if any, Lessor may (1) apply all or any of the Casualty and Condemnation Proceeds it receives to the expenses of Lessor Parties in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                     (iii) Lessor shall apply any Casualty and Condemnation
                  Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless a Default has occurred and is continuing.

                      (iv) Application of all or any portion of the Casualty and
                  Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

         3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Facility 2 Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. Whenever any such taxes or other Governmental Charges are payable by Lessee pursuant to the immediately preceding sentence, as promptly as possible thereafter, Lessee shall send to Lessor for the account of the applicable Lessor Party a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         3.06.    Environmental Matters.

                  (a) Lessee's Covenants. Lessee shall not cause or permit the Facility 2 Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials; provided that Lessee has disclosed to Lessor that Lessee shall use on the Facility 2 Property from time to time the Hazardous Materials described in
         Schedule 1 attached hereto. Notwithstanding the disclosure provided in
         Schedule 1, Lessee shall comply and cause the Facility 2 Property to comply with all Environmental Laws. Lessee shall immediately notify Lessor in writing of (i) the discovery of any Hazardous Materials on, under or about the Facility 2 Property (except for those described in Schedule 1, which are used, stored, maintained and disposed of in accordance with all Environmental Laws); (ii) any knowledge by Lessee that the Facility 2 Property does not comply with any Environmental Laws; (iii) any claims against Lessee or the Facility 2 Property relating to Hazardous Materials or pursuant to Environmental Laws; and
         (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Facility 2 Property that could cause the Facility 2 Property or any part thereof to be designated as "border zone Facility 2 Property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith. In response to the presence of any Hazardous Materials on, under or about the Facility 2 Property, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

                  (b) Inspection By Lessor. Upon reasonable prior notice to Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Facility 2 Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Facility 2 Property.

                  (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Facility 2 Property or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document. This indemnity shall include (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Facility 2 Property which is required by any Governmental Authority or is otherwise necessary to render the Facility 2 Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (d) Legal Effect of Section. Lessee and Lessor agree that (i) this Paragraph 3.06 and clause (i) of Subparagraph 4.01(t) of the Participation Agreement is intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real Facility 2 Property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Facility 2 Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

         3.07.    Liens, Easements, Etc.

                  (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 2 Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                      (i) Liens in favor of a Lessor Party securing the Lessee
                  Obligations;

                      (ii) Liens and easements in existence on the Commencement
                  Date to the extent reflected in the title insurance policy delivered to Agent pursuant to Paragraph 3.02 of and Schedule
                  3.02 to the Participation Agreement and approved by Lessor;

                      (iii) Liens and easements approved by Lessor and reflected in the title insurance policy or policies or binders to be delivered in connection with any Facility 2 Land added hereto after the date hereof;

                      (iv) Liens for taxes or other Governmental Charges not at
                  the time delinquent or thereafter payable without penalty;

                      (v) Liens of carriers, warehousemen, mechanics,
                  materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue; and

                      (vi)  Lessor Liens or any other Liens approved by Lessor.

         Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Facility 2 Property and (B) discharge, at its sole cost and expense, any Lien on the Facility 2 Property which is not a Permitted Property Lien.

                  (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility 2 Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE FACILITY 2 PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE FACILITY 2 PROPERTY.

         3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Facility 2 Property or any portion thereof to any Person, provided, that (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease expressly provides for the surrender of the Facility 2 Property (or portion thereof) by the sublessee on the Expiration Date; (d) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement); (e) each sublease prohibits the sublessee from engaging in any activities on the Facility 2 Property other than those permitted by Paragraph 2.04; and (f) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person.

         3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 2 Property during the Term.

         3.10. Removal of Facility 2 Property. Lessee shall not remove any Improvements from the Facility 2 Land or any other Facility 2 Property from the Facility 2 Land or Improvements, except that, during the Term, Lessee may remove any Modification or any trade fixture, machinery, equipment, inventory or other personal Facility 2 Property if such Modification or Facility 2 Property (a) was not financed by an Advance,
(b) is not required by any applicable Governmental Rule or Insurance Requirement and (c) is readily removable without impairing the value, utility or remaining useful life of the Facility 2 Property.

         3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall, unless its failure is not reasonably likely to have a Material Adverse Effect, (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Facility 2 Property to comply, with all Governmental Rules and Insurance Requirements relating to the Facility 2 Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Facility 2 Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Facility 2 Property and for the use, operation, maintenance, repair and restoration of the Improvements.

         3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Facility 2 Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Facility 2 Property, provided that (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party, Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party; (e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six (6) months prior to the Scheduled Expiration Date; provided, however, in the event that Lessee shall have exercised either the Term Purchase Option or the Expiration Purchase Option the foregoing six (6) month limitation shall not be applicable.

         3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Facility 2 Property, (b) maintain any insurance on the Facility 2 Property, (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Facility 2 Property (except to make Advances as required by the Participation Agreement) or (e) take any other action in connection with the Facility 2 Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, after written notice to Lessee, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Facility 2 Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) business days after demand, for all fees, costs and expenses incurred by them in performing any such obligation or curing any Default.

         3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Facility 2 Property.


SECTION IV.       EXPIRATION DATE.

         4.01. Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, at any time prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Facility 2 Property pursuant to Section II of the Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Facility 2 Property by delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

         4.02. Surrender of Facility 2 Property. Unless Lessee purchases the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement, Lessee shall vacate and surrender the Facility 2 Property to Lessor on the Expiration Date in its then-current condition, subject to compliance by Lessee on or prior to such date of its obligations under this Agreement and the other Operative Documents (including the completion of the New Improvements and all Modifications, the completion of all permitted contests and the removal of all Liens which are not Permitted Facility 2 Property Liens).

         4.03. Holding Over. If Lessee does not purchase the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Facility 2 Property after the Expiration Date, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the Alternate Rental Rate plus two percent (2%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.

SECTION V.        DEFAULT.

         5.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) Non-Payment. Lessee shall (i) fail to pay on the Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five
         (5) business days after any Scheduled Rent Payment Date any Base Rent payable on such Scheduled Rent Payment Date (other than the Base Rent payable on the Expiration Date) or (iii) fail to pay within five (5) business days after the same becomes due, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date or Base Rent); or

                  (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 3.01(d), Paragraph 3.03 or Subparagraph 3.07(a) hereof or in Paragraph 5.02 or Paragraph 5.03 of the Participation Agreement; or

                  (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document (except for those covenants described in Paragraph 5.01(d) below) and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor, provided, however, that in the event that such failure cannot reasonably be cured within such thirty
         (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Expiration Date, if Lessee is exercising the Purchase Option, (provided that if the Purchase Option is consummated in accordance with the terms of the Purchase Agreement all outstanding Defaults shall be deemed waived), or
         (ii) one hundred and eighty days (180) days after Lessor's notice thereof; or

                  (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading within thirty (30) days of notice thereof from Lessor; or

                  (e) Cross-Default. (i) Lessee or any of its Subsidiaries shall fail to make any payment when due on account of any Indebtedness of such Person (other than the Lessee Obligations) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $2,500,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $2,500,000 to become due or (ii) Lessee or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $2,500,000 to become due (and/or to be secured by cash collateral); or

                  (f) Insolvency, Voluntary Proceedings. Lessee or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its Facility 2 Property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,
         (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its Facility 2 Property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Material Subsidiaries or of all or a substantial part of the Facility 2 Property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

                  (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Lessee and/or its Subsidiaries to pay an aggregate amount of $2,500,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 3.03(b)) shall be rendered against Lessee and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days after the issue or levy;
         (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the Facility 2 Property of Lessee or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or
         (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

                  (i) Operative Documents. Any Operative Document or any material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms; or

                  (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

                  (k) Change of Control. Any Change of Control shall occur; or

                  (l) Material Adverse Effect. Any event(s) or condition(s) which is(are) reasonably likely to have a Material Adverse Effect shall occur and be continuing or exist.

         5.02. General Remedies. In all cases, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

                  (a) Termination of Commitments. If such Event of Default is an Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to Lessee, terminate the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances.

                  (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Facility 2 Property.

                  (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

                  (d) Collection of Issues and Profits. Lessor may collect Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

                  (e) Protection of Facility 2 Property. Lessor may enter, take possession of, manage and operate all or any part of the Facility 2 Property or take any other actions which it reasonably determines are necessary to protect the Facility 2 Property and the rights and remedies of the Lessor Parties under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Facility 2 Property; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Lessor may consider proper; (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

                  (f) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph 5.03 and Paragraph 5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

         5.03. Lease Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02, provided that prior to exercising any remedies provided by this Section 5.03, Lessor shall give Lessee not less than three (3) business days notice during which time Lessee may exercise the Purchase Option and provided the Purchase Option is consummated in accordance with the terms of the Purchase Agreement, Lessor shall not exercise any of the remedies under this Section 5.03:

                  (a) Termination of Lease. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents. Lessee also shall pay to Lessor, in addition to all accrued Base Rent, the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

                  (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this

         Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Facility 2 Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

                  (c) Removal and Storage of Facility 2 Property. Lessor may enter the Facility 2 Property and remove therefrom all Persons and Facility 2 Property, store such Facility 2 Property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such Facility 2 Property and apply the proceeds therefrom pursuant to applicable California law.

         5.04. Loan Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a loan, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                  (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement, and declare all unpaid Lessee Obligations due and payable on such Termination Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

                  (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

                  (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Facility 2 Property granted to Lessor by this Agreement or any of the other Operative Documents.

                  (d) Power of Sale. Lessor may cause some or all of the Facility 2 Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                       (i) Sales of Personal Property. Lessor may dispose of any
                  Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2924c of the

                  California Civil Code. In connection with any such sale or other disposition, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                                    (A) Lessor shall mail written notice of the
                           sale to Lessee not later than thirty (30) days prior to such sale.

                                    (B) Once per week during the three weeks
                           immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                                    (C) Upon receipt of any written request,
                           Lessor will make the Facility 2 Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                                    (D) Notwithstanding, Lessor shall be under
                           no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Facility 2 Property offered for sale.

                                    (E) If Lessor so requests, Lessee shall
                           assemble all of the Personal Property Collateral and make it available to Lessor at the site of the Facility 2 Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any Facility 2 Property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code Section 9505.

                  The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                      (ii) Lessor's Sales of Real Property or Mixed Collateral.
                  Lessor may choose to dispose of some or all of the Facility 2 Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code SectionSection 2924 et seq. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Facility 2 Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real Facility 2 Property, as permitted by Section 9501(4) of the California Uniform Commercial Code. Lessee agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9501(4), will sometimes be referred to as a "Lessor's Sale.")

                                    (A) Before any Lessor's Sale, Lessor shall
                           give such notice of default and election to sell as may then be required by applicable Governmental Rules.

                                    (B) When all time periods then legally
                           mandated have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the Facility 2 Property being sold at a public auction to be held at the time and place specified in the notice of sale.

                                    (C) Neither Lessor nor Agent shall have any
                           obligation to make demand on Lessee before any Lessor's Sale.

                                    (D) From time to time in accordance with
                           then applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                                    (E) At any Lessor's Sale, Lessor shall sell
                           to the highest bidder at public auction for cash in lawful money of the United States.

                                    (F) Lessor shall execute and deliver to the
                           purchaser(s) a deed or deeds conveying the Facility 2 Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

                  (e)      Foreclosure Sales.

                       (i) Single or Multiple. If the Facility 2 Property
                  consists of more than one lot, parcel or item of Facility 2 Property, Lessor may:

                                    (A) Designate the order in which the lots,
                           parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

                                    (B) Elect to dispose of the lots, parcels
                           and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                  If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Facility 2 Property by this Agreement on any part of the Facility 2 Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                      (ii) Credit Bids. At any Foreclosure Sale, any Person or
                  any Lessor Party, may bid for and acquire the Facility 2 Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for that Facility 2 Property, Lessor may settle for the purchase price by crediting the sales price of the Facility 2 Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

         5.05. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

         5.06. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

         5.07. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.


SECTION VI.       MISCELLANEOUS.

         6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

         6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

         6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

         6.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         6.08. Nature of Lessee's Obligations.

                  (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

                  (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

                  (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term); (ii) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (iv) the availability or adequacy of utilities and other services to the Facility 2 Property; (v) any latent, hidden or patent defect in the Facility 2 Property; (vi) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property;
         (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or
         (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 7.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.


                          [The signature page follows.]

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                                     NOVELLUS SYSTEMS, INC.

                                            By:[SIG]
                                               ---------------------------------
                                                     John Chenault
                                              Name: ----------------------------
                                                     Executive V.P. Operations
                                              Title:----------------------------


LESSOR:                                     LEASE PLAN NORTH AMERICA, INC.


                                            By: [SIG]
                                               ---------------------------------
                                                     Robin S. Yin
                                              Name:-----------------------------
                                                     Group Vice President
                                              Title:----------------------------

STATE OF CALIFORNIA                 )
                                    )        ss
COUNTY OF Santa Clara               )
          -----------

                  On     6/9     , 1997, before me,    Ciska Perry     a
                     -------------                  -------------------
Notary Public in and for the State of California, personally appeared
John Chenault, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

                  Witness my hand and official seal.


                                        /s/ Ciska Perry
                                        -------------------

[SEAL]

STATE OF CALIFORNIA                 )
                                    )        ss
COUNTY OF Santa Clara               )
          -----------

                  On     6/9     , 1997, before me,    Ciska Perry     a
                     -------------                  -------------------
Notary Public in and for the State of California, personally appeared
Robin S. Yim, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

                  Witness my hand and official seal.


                                        /s/ Ciska Perry
                                        -------------------

[SEAL]

                                  EXHIBIT A(1)

                                 FACILITY 2 LAND


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PCL. 1 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL.2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL.2 and lying
13.00 feet on each side of a line described as follows:

Beginning at the most Easterly corner of said PCL.2, said corner being on the Southwesterly line of Rose Orchard way; thence along said Southwesterly line N. 59( 57' 13" W., 38.00 feet to the true point of beginning of said strip of land; thence S. 30( 02' 47" W., 28.14 feet; thence S. 37( 32' 59" W., 423.45 feet to the Southwesterly line of said PCL.2.

                                     Strip 2

A strip of land 26.00 feet wide extending entirely across said PCL.2 and lying
13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL.2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59( 57' 13" E., 388.93 feet to the true point of beginning of said strip of land; thence S. 30( 02' 47" W., 33.86 feet; thence S. 37( 32' 48" W., 335.99 feet to the Southwesterly line of said PCL.2

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 3

A strip of land 26.00 feet wide extending Southwesterly from the Southwesterly line of said Rose Orchard Way to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described a follows:

Beginning at the most Northerly corner of said PCL.2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59( 57' 13" E., 30.78 feet to the true point of beginning of said strip of land; thence S. 30( 02' 47", 26.86 feet; thence S. 37( 32' 48" W., 262.18 feet; thence
S. 52( 27' 12" E. 343.00 feet to the Northwesterly line of the above described and designated Strip 2.

PARCEL ONE-B:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL.2, as said parcel is shown in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52( 27' 12" E. 375.00 feet.

Excepting Therefrom that portion lying within the bounds of Parcel One mentioned hereinabove.

                                  EXHIBIT A(2)

                                 FACILITY 1 LAND

PARCEL TWO:

PCL.2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

PARCEL THREE:

All of Parcel 4, as shown upon that Parcel Map which was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on July 13, 1984 in Book 531 of Maps, at pages 41 and 42.

APN: 097-03-049, 056
ARB: 097-03-005.03 & 015.01

PARCEL FOUR:

All of Lot 43, as shown on that certain Map entitled Tract No. 7526, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on October 27, 1983, in Book 520 of Maps page(s) 28, 29 and 30.

                                    EXHIBIT B

                                  RELATED GOODS

                                      NONE

                                  EXHIBIT B(1)

                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT

                                     [Date]


Lease Plan North America, Inc.
c/o ABN AMRO Bank N.V.
         as Agent
Capital Markets-Syndication Group
1325 Avenue of the Americas, 9th Floor
New York, NY 10019
Attn: Linda Boardman


         1. Reference is made to that certain Lease Agreement, dated as of June 9, 1997 (the "Lease Agreement"), between Novellus Systems, Inc. ("Lessee") and Lease Plan North America, Inc. ("Lessor").

         2. Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Facility 2 Property subject to the Lease Agreement.

         IN WITNESS WHEREOF, Lessee has executed this Supplement to Exhibit B on the date set forth above.

LESSEE:                                 NOVELLUS SYSTEMS, INC.


                                        By:_________________________________
                                          Name:_____________________________
                                          Title:______________________________


LESSOR:                                 LEASE PLAN NORTH AMERICA, INC.


                                        By:_________________________________
                                          Name:_____________________________
                                          Title:______________________________

                                  ATTACHMENT 1
                                       TO
                             SUPPLEMENT TO EXHIBIT B

                                   SCHEDULE 1

               HAZARDOUS MATERIALS USED ON THE FACILITY 2 PROPERTY

                  As set forth in that certain Hazardous Materials Business Plan
(HMBP) for Novellus Systems, Inc. dated 4/1/97 prepared by Environmental Quality Solutions.